UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 2, 2015

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278	91-1144442
(Commission File Number)	(IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington	98052-6399
(Address of Principal Executive Offices)	(Zip Code)

(425) 882-8080

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 2, 2015, Microsoft Corporation (the “Company”) held its 2015 Annual Shareholders Meeting (the “Annual Meeting”). There were 7,986,669,912 shares of common stock entitled to be voted. There were 7,051,529,229 shares voted in person or by proxy. At the Annual Meeting:

(1) The shareholders voted to elect each of the eleven (11) nominees for director.

(2) The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

(3) The shareholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

The Company’s inspector of election certified the following vote tabulations:

Election of directors

	Vote result	% Votes For	For	Against	Abstain	Broker Non-votes
William H. Gates III	Re-elected	93.9%	5,625,658,353	362,768,492	5,132,842	1,057,969,542
Teri L. List-Stoll	Re-elected	99.9%	5,977,498,068	6,997,871	9,063,748	1,057,969,542
G. Mason Morfit	Re-elected	99.5%	5,621,121,524	25,802,075	346,636,088	1,057,969,542
Satya Nadella	Re-elected	99.8%	5,974,741,688	14,113,043	4,704,956	1,057,969,542
Charles H. Noski	Re-elected	93.7%	5,608,255,166	379,746,283	5,558,238	1,057,969,542
Helmut Panke	Re-elected	97.9%	5,860,794,675	126,038,850	6,726,162	1,057,969,542
Sandra E. Peterson	Elected	99.9%	5,979,822,941	8,450,977	5,285,769	1,057,969,542
Charles W. Scharf	Re-elected	99.9%	5,981,567,340	6,487,251	5,505,096	1,057,969,542
John W. Stanton	Re-elected	98.6%	5,900,413,397	86,697,704	6,448,586	1,057,969,542
John W. Thompson	Re-elected	93.5%	5,598,159,878	389,959,400	5,440,409	1,057,969,542
Padmasree Warrior	Elected	94.2%	5,639,996,304	347,887,392	5,675,991	1,057,969,542
Advisory vote on executive compensation
	Vote result	% Votes For	For	Against	Abstain	Broker Non-votes
	Approved	72.7%	4,337,449,090	1,632,398,240	23,712,357	1,057,969,542
Ratification of appointment of independent auditors
	Vote result	% Votes For	For	Against	Abstain	Broker Non-votes
	Approved	93.9%	6,610,751,472	430,515,314	10,262,443	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION
(Registrant)

Date: December 3, 2015	/S/ JOHN A. SEETHOFF
John A. Seethoff
Corporate Secretary